EXHIBIT 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of the 31st day of December, 2008, by and between M&W FIBERGLASS, LLC, a Wisconsin limited liability company (“M&W”), ADVANCED FIBERGLASS TECHNOLOGIES, INC., a Wisconsin corporation (“AFT”), and JAMIE L. MANCL AND JENNIFER MANCL (the “Mancls”) and NEKOOSA PORT EDWARDS STATE BANK (the “Original Purchaser”) and NEKOOSA PORT EDWARDS STATE BANK (the “Trustee”).

WHEREAS, AFT proposes to buy substantially all of the assets owned by M&W and assume all rights and responsibilities of M&W under (i) that certain Bond Agreement dated as of February 28, 2007 (the “Bond Agreement”) by and among the City of Wisconsin Rapids, Wisconsin (the “Issuer”), M&W, AFT, the Mancls, the Trustee and the Original Purchaser pursuant to which the Issuer issued its $4,000,000 Industrial Development Revenue Bonds, Series 2007A, 2007B and 2007C (Advanced Fiberglass Technologies Project) (the “Bonds”), (ii) that certain Credit Agreement dated as of February 28, 2007 (the “Credit Agreement”) by and among AFT, M&W, the Mancls and Original Purchaser, and (iii) all of the documents and agreements relating thereto; and

WHEREAS, Section 6.11 of the Bond Agreement allows M&W to dispose of all or substantially all of its assets and thereafter be released from its obligations under the Bond Agreement and the Bonds if: (i) the resulting, surviving or transferee legal entity, as the case may be, is a legal entity established and duly existing under the laws of one of the states of the United States of America; (ii) such resulting, surviving or transferee legal entity expressly assumes in writing all of the obligations of M&W contained in the Bond Agreement and the Security Documents (as such term is defined in the Bond Agreement); (iii) the Original Purchaser while it remains a Bondowner shall have consented in writing to such transaction; and (iv) the resulting, surviving or transferee entity shall have net assets immediately following such transaction at least equal to or greater than that of M&W immediately prior to such transaction;

WHEREAS, M&W is a party to the Bond Agreement, the Credit Agreement and those agreements described in Schedule 1 attached hereto (collectively, the “Assumed Contracts”); and

WHEREAS, M&W wishes to assign its interest in the Assumed Contracts to AFT, and AFT wishes to accept such assignment and to assume all of M&W’s obligations and liabilities under the Assumed Contracts; and

WHEREAS, the Original Purchaser has consented pursuant to Section 6.11 of the Bond Agreement to the transfer of substantially all of the assets of M&W to AFT and the assumption of the obligations of M&W by AFT under the Assumed Contracts, on the terms set forth herein,

WHEREAS, the Original Purchaser has also agreed, on the terms set forth herein, to release Fiberglass Piping & Fitting Company, a Wisconsin corporation (“Fiberglass Piping & Fitting”) under its Unlimited Continuing Guaranty dated as of February 28, 2007 in favor of the Original Purchaser and the Trustee given as security for the Obligations (defined therein) (the “Guaranty”);

NOW THEREFORE, in consideration of the recitals and of the consummation of the transactions contemplated in this Assignment and Assumption Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

l.           Assignment.  M&W hereby assigns to AFT all of its right, title and interest in and to the Assumed Contracts.

2.           Assumption.  AFT hereby accepts the foregoing assignment and assumes and agrees to pay, perform in accordance with, and be bound by all of the covenants, terms and obligations contained in the Assumed Contracts arising from and after the date hereof.  On and after the date hereof, all references in the Assumed Contracts to “Borrower”, “Debtor,” “Grantor,” “Mortgagor” or words of similar import shall be deemed to refer to AFT and all representations, warranties, covenants, grants of security interests or liens, and other agreements made therein are hereby made by AFT.

3.           Representation and Warranty of M&W.  M&W represents and warrants to AFT that at the time of the execution and delivery of this Assignment and Assumption Agreement, M&W’s right, title and interest in and to the Assumed Contracts being assigned to AFT hereunder are free and clear of all liens, encumbrances, claims, restrictions, pledges, security interests or impositions.

4.           Representations and Warranties of AFT.  AFT represents and warrants to the Original Purchaser that each of the representations and warranties made by it under the Assumed Contracts is true and correct as of the date hereof and are incorporated herein by reference.  AFT further represents that: (i) it is a legal entity established and duly existing under the laws of one of the states of the United States of America; and (ii) it shall have net assets immediately following such transaction at least equal to or greater than that of M&W immediately prior to such transaction.

5.           Conditions Precedent to Effectiveness of Agreement.  This Assignment and Assumption Agreement shall not be effective until Original Purchaser shall have received the following documents, all in form and substance satisfactory to Original Purchaser and executed as appropriate:

a.           Fully executed (and notarized) originals of this Assignment and Assumption Agreement and Memorandum of Assignment and Assignment Agreement by each of the parties hereto;

b.           A title commitment issued by a title company acceptable to Original Purchaser, at the AFT’s expense, with such title binder constituting a commitment by such title company to issue an ALTA Loan Policy in favor of the Original Purchaser, as beneficiary, or an Assumption Agreement Endorsement to an existing policy in favor of the Original Purchaser, under the Mortgage (as defined under the Credit Agreement) that specifically insures that the Mortgage is a first lien upon the mortgaged property subject only to the Permitted Liens (as defined under the Credit Agreement) and payment of all fees relating to same;

c.           Copies of certificates or other evidence satisfactory to the Original Purchaser to the effect that the Original Purchaser is the mortgagee loss payee and additional insured under the policies of insurance required by Original Purchaser under the Assumed Contracts, including hazard insurance and liability policies, which policies shall be in amounts and with insurers acceptable to Original Purchaser.

d.           A Certificate of Status for AFT issued by the State of Wisconsin; a certified copy of the AFT’s articles of incorporation certified by the Wisconsin Department of Financial Institutions on February 23, 2007 and certified by an officer of AFT that there have been no changes since such date; a true and correct copy of the AFT’s bylaws; a certified copy of the directors’ resolutions authorizing the transactions contemplated by this Assignment and Assumption Agreement; and a certificate of the secretary of AFT certifying the authenticity of the articles of incorporation and by laws and adoption of the authorizing resolutions and setting forth the true and correct signatures of the officers of AFT and their respective offices within AFT.

e.           An opinion of counsel to the AFT, in form attached hereto as Exhibit A.

f.           Payment of all fees and costs of counsel to the Original Purchaser; payment of all costs of recording, title charges.

g.           Evidence of conveyance of assets from M&W to AFT acceptable to Original Purchaser.

h.           Such other information as the Original Purchaser shall reasonably require.

6.           Covenants of AFT.  In addition to the covenants, undertakings and agreements set forth in the Assumed Contracts, AFT covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such instruments supplemental hereto and such further acts, instruments and transfers as the Original Purchaser may reasonably require for the better assuring, transferring, conveying, pledging, assigning and confirming unto the Original Purchaser or Trustee all the security and rights intended to be assigned or pledged hereby or under the Assumed Contracts.

7.           Release of M&W.  Upon effectiveness of this Assignment and Assumption Agreement, including satisfaction the conditions set forth in Section 5, M&W shall be and hereby is released of all obligations which may arise under the Assumed Contracts from and after the date of the date hereof.

8.           Release of Fiberglass Piping & Fitting.  Upon effectiveness of this Assignment and Assumption Agreement, including satisfaction the conditions set forth in Section 5, Fiberglass Piping & Fitting shall be and hereby is released of all of its obligations which may arise under its Guaranty from and after the date of the date hereof.

9.           Counterparts.  This Assignment and Assumption Agreement may be executed in multiple counterparts, all of which shall constitute one and the same instrument and each of which shall be deemed to be an original.

10.           Costs and Expenses.  AFT agrees to pay the Original Purchaser’s costs and expenses in connection with preparation and execution of this Amendment, and the documents related thereto, including without limitation, attorneys’ fees.

[Signature Page Follows]

WHD\6198964.3

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement effective as of the date first written above.

M&W:	AFT:

M&W FIBERGLASS, LLC, a Wisconsin limited liability company	ADVANCED FIBERGLASS TECHNOLOGIES, INC.,
a Wisconsin corporation

Name	Name
Title	Title

ORIGINAL PURCHASER:

MANCLS:	NEKOOSA PORT EDWARDS STATE BANK,
as Original Purchaser on behalf of itself and its participants

JAMIE L. MANCL
Name:
Title:

JENNIFER MANCL

ACKNOWLEDGEMENT

NEKOOSA PORT EDWARDS STATE BANK, as Trustee

Name:
Title:

[Signature Page of Assignment and Assumption Agreement]
City of Wisconsin Rapids, Wisconsin
Industrial Development Revenue Bonds, Series 2007A, 2007B and 2007C
(Advanced Fiberglass Technologies Project)
WHD\6198964.3

SCHEDULE 1

ASSUMED CONTRACTS

1.           Bond Agreement dated as of February 28, 2007 by and among the City of Wisconsin Rapids, Wisconsin (the “Issuer”), M&W, AFT, the Mancls, Nekoosa Port Edwards State Bank (the “Trustee”) and Nekoosa Port Edwards State Bank (the “Original Purchaser”);

2.           Promissory Note (Series 2007A) executed by M&W, AFT and the Mancls in the original principal amount of $3,000,000;

3.           Promissory Note (Series 2007B) executed by M&W, AFT and the Mancls in the original principal amount of $500,000;

4.           Promissory Note (Series 2007C) executed by M&W, AFT and the Mancls in the original principal amount of $500,000;

5.           Credit Agreement dated as of February 28, 2007 by and between M&W, AFT, the Mancls and the Original Purchaser (the “Credit Agreement”);

6.           Construction Mortgage, Assignment of Leases and Rents, and Fixture Filing, dated as of February 28, 2007 by M&W in favor of the Original Purchaser and the Trustee and recorded February 28, 2007 in the Register of Deeds for Wood County as Document No. 2007R01980;

7.           Security Agreement dated as of February 28, 2007 by M&W and AFT, in favor of the Trustee and the Original Purchaser;

8.           Each of the other Bond Documents as defined under the Credit Agreement; and

9.           Each of the other Related Documents as defined under the Credit Agreement.